UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2022
ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Four Corporate Drive
Lake Zurich, Illinois 60047
(Address of Registrant’s Principal Executive Office, Including Zip Code)

Registrant's telephone number, including area code: (847) 541-9500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ACCO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5-Corporate Governance and Management

Item 5.02-Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On March 14, 2022, the Board of Directors of ACCO Brands Corporation (the “Company”) appointed Deborah A. O’Connor as Executive Vice President and Chief Financial Officer, effective as of April 4, 2022. Ms. O’Connor will succeed Mr. Neal V. Fenwick whose upcoming retirement was announced by the Company on February 15, 2022. In connection with Ms. O’Connor’s appointment as Executive Vice President and Chief Financial Officer, Mr. Fenwick will step down as Chief Financial Officer and will serve as an executive advisor until he retires from the Company in August 2022.

Ms. O’Connor, 59, was President and Chief Financial Officer of True Value Company, a wholesaler and distributor of home improvement and hardware products from 2020 to 2021, having previously served as its Senior Vice President and Chief Financial Officer from 2015 to 2020. Prior to joining True Value Company, Ms. O’Connor served in various executive capacities at Office Max/Office Depot, an office supply distributor and retailer, including Senior Vice President of Integration, Finance, Office Depot from 2013-2015, Interim Chief Financial Officer, OfficeMax in 2013 and Senior Vice President and Chief Accounting Officer, OfficeMax from 2008-2013.

The Company has entered into an offer letter (the “Offer Letter”) with Ms. O’Connor setting out the terms of her employment and compensation. Pursuant to the Offer Letter, Ms. O’Connor’s initial annual base salary will be $540,000 and she will be eligible for an annual cash incentive award with a target amount of 75% of her base salary under the Company’s Annual Incentive Plan. Ms. O’Connor will be eligible for a long-term incentive plan award in May 2022 with an aggregate target value of $955,000, to be comprised of 50% performance-based stock units, 25% time-based restricted stock units and 25% stock options. Ms. O’Connor’s equity awards will be subject to the terms and conditions of 2019 ACCO Brands Corporation Incentive Plan

There are no arrangements or understandings between Ms. O’Connor and any other person pursuant to which she was selected as Executive Vice President and Chief Financial Officer of the Company. There are no family relationships between Ms. O’Connor and any director or executive officer of the Company nor any material interest in any related party transaction required to be reported under Item 404(a) of Regulation S-K.

As of her appointment, Ms. O’Connor did not beneficially own any common stock of the Company.

Section 7-Regulation FD

Item 7.01-Regulation FD Disclosure.

The Company issued a press release on March 15, 2022, a copy of which is furnished as Exhibit 99.1, in connection with the announcement of Ms. O’Connor’s appointment.

The information included or incorporated by reference in this Current Report on Form 8-K (including Exhibit 99.1) under this item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference to such a filing.

Section 9-Financial Statements and Exhibits

Item 9.01-Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release of the Company, dated March 15, 2022 announcing the appointment of Deborah A. O’Connor as Executive Vice President and Chief Financial Officer

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO Brands Corporation (Registrant)
Date:	March 15, 2022	By:	/s/ Pamela R. Schneider
Name: Pamela R. Schneider
Title: Senior Vice President,
General Counsel and Corporate Secretary